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Integrated Technology USA, Inc.                                    Exhibit 11.1

Earnings per share

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                                                                                                       Weighted
                                                             Days          Shares        Weighted      Average     Net     Net Loss
                                    Period Outstanding       Outstanding   Outstanding   Shares        Shares      Loss    Per Share
                                    ------------------------------------------------------------------------------------------------

Year Ended December 31, 1997

Balance at 1/1/97                         1/1/97-4/23/97           113          6,005,179          678,585,227    1,859,138
After repurchase of certain shares        4/23/97-12/31/97         252          5,995,179        1,500,705,108    4,111,521
Exercise of Stock Options                 1/20/97-12/31/97         345             38,032           13,121,040       35,948
Exercise of Bridge Warrants               2/5/97-12/31/97          329             16,667            5,483,443       15,023
Exercise of Bridge Warrants               3/20/97-12/31/97         286              8,334            2,383,524        6,530
Exercise of Stock Options                 7/5/97-12/31/97          179              3,000              537,000        1,471
Exercise of Stock Options                 7/18/97-12/31/97         166              5,346              887,436        2,431
Exercise of Stock Options                 7/18/97-12/31/97         166              4,156              689,896        1,890
Exercise of Stock Options                 7/18/97-12/31/97         166              3,994              663,004        1,816
Exercise of Stock Options                 8/28/97-12/31/97         125              2,092              261,500          716
Exercise of Stock Options                 9/4/97-12/31/97          118             11,410            1,346,380        3,689
Exercise of Stock Options                 11/11/97-12/31/97         50              2,092              104,600          287
Exercise of Stock Options                 11/20/97-12/31/97         41              2,092               85,772          235
Exercise of Stock Options                 11/24/97-12/31/97         37              2,092               77,404          212
Exercise of Stock Options                 12/10/97-12/31/97         21              2,092               43,932          120
Exercise of Stock Options                 12/11/97-12/31/97         20              2,092               41,840          153
                                                                                    -----                           -------

                                                                                                         6,041,181  622,333     0.10
                                                                                                                 (4,054,557)  (0.67)
                                                                                                                 (3,432,224)  (0.57)
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